Exhibit 5.1

Squire Patton Boggs (US) LLP 555 South Flower Street, 31st Floor Los Angeles, CA 90071 O +1 213 624 2500 F +1 213 623 4581 squirepattonboggs.com

July 20, 2021

Kura Sushi USA, Inc.

17461 Derian Avenue, Suite 200

Irvine, California 92614

Re:	Registration Statement on Form S-3MEF

Ladies and Gentlemen:

We have acted as counsel to Kura Sushi USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “462(b) Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of shares of the Company’s Class A common stock, par value $0.001 per share, having a maximum aggregate offering price of $10,000,000 (the “Shares”). The 462(b) Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-255928) (the “Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”), initially filed by the Company with the Commission on May 7, 2021 and declared effective by the Commission on May 17, 2021, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements.

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company including the Board of Directors of the Company related to the Registration Statements and (iii) the Registration Statements and the exhibits thereto. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Kura Sushi USA, Inc. July 20, 2021 Page 2	Squire Patton Boggs (US) LLP

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company. In addition, we have assumed that the Shares will be offered as described in the Registration Statements.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable definitive purchase, underwriting or similar agreement and applicable law and in the manner and for the consideration stated in the Registration Statements and the applicable prospectus supplement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion is given as of the effective date of the 462(b) Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

We consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP